Exhibit (d)(2)

SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT

BETWEEN

ADVISER MANAGED TRUST
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF DECEMBER 10, 2010, AS AMENDED OCTOBER 1, 2014 AND SEPTEMBER 25, 2020

Tactical Offensive Equity Fund

Tactical Offensive Fixed Income Fund

Tactical Offensive Enhanced Fixed Income Fund

ADVISER MANAGED TRUST		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Stephen MacRae	By:	/s/ William T. Lawrence

Name:	Stephen MacRae	Name:	William T. Lawrence

Position:	Vice President	Position:	Vice President

SCHEDULE B
TO THE
INVESTMENT ADVISORY AGREEMENT

BETWEEN

ADVISER MANAGED TRUST
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF DECEMBER 10, 2010, AS AMENDED OCTOBER 1, 2014 AND SEPTEMBER 25, 2020

Tactical Offensive Equity Fund	0.20%
Tactical Offensive Core Fixed Income Fund	0.15%
Tactical Offensive Enhanced Fixed Income Fund	0.30%

ADVISER MANAGED TRUST		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Stephen MacRae	By:	/s/ William T. Lawrence

Name:	Stephen MacRae	Name:	William T. Lawrence

Title:	Vice President	Title:	Vice President